SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 9, 2007

                            BASELINE OIL & GAS CORP.
             (Exact Name of Registrant as Specified in its Charter)

     Nevada                        333-116890                       30-0226902
 -------------                     -----------                     ------------
    State of                       Commission                      IRS Employer
 Incorporation                     File Number                     I.D.  Number

            11811 N. Freeway (I-45), Suite 200, Houston, Texas 77060
            --------------------------------------------------------
                     Address of principal executive offices

                  Registrant's telephone number: (281) 591-6100


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

            On August 9, 2007, Baseline Oil & Gas Corp. ("we" or the "Company") entered into an Asset Purchase and Sale Agreement (the "Purchase Agreement") with DSX Energy Limited, LLP ("DSX"), Kebo Oil & Gas, Inc., Sanchez Oil & Gas Corp., Sue Ann Operating, L.L.C., and twenty-three other individuals, trusts, and companies (collectively, "Sellers"). Reference is made to the Purchase Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein, and the summary of the Purchase Agreement in this Current Report is qualified in its entirety by reference thereto.

            Pursuant to the Purchase Agreement, at the Closing defined below, and subject to the satisfaction of various terms and conditions, we will purchase from the Sellers the following assets (collectively, the "Assets"): (i) one hundred percent (100%) of the working interest, together with all other interests of every kind and character (except for certain overriding royalty interests discussed below) of Sellers, in and to oil and gas leases and pooled units located in the Blessing Field, Matagorda County, Texas (the "Properties");
(ii) twelve (12) producing oil and gas wells located on the Properties (the "Wells") and all oil, gas, minerals, and other substances produced therefrom;
(iii) all easements, rights-of-way, contracts, and agreements relating to the Properties and Wells; (iv) all surface and subsurface machinery and equipment, supplies, facilities, and other personal property on or used in connection with the Properties and Wells; and (v) all geological, geophysical, reserve engineering, and other scientific and technical information, reports and data (including, without limitation, conventional two-dimensional and three-dimensional seismic data) that relate exclusively to the Properties, the transfer or disclosure of which is not restricted by agreement with third parties. Upon the Closing, Baseline will become the operator of all of the Properties and Wells.

            The interests of the Sellers in the Properties and Wells are subject to existing overriding royalty interests, or obligations to assign overriding royalty interests, that will result in the delivery by Sellers to the Company of a net revenue interest attributable to a one hundred percent (100%) working interest of seventy percent (70%) with respect to all of the Properties and Wells except for the East Blessing Unit, for which the net revenue interest will be seventy-five percent (75%). To permit the Sellers to satisfy all remaining obligations to assign overriding royalty interests that are undischarged as of the Closing Date, the conveyance of the Assets delivered by the Sellers to the Company at the Closing will provide for the reservation by DSX of an overriding royalty of sufficient magnitude to cause the net revenue interest in the Properties delivered by the Sellers to the Company at Closing to be seventy-five percent (75%) for the East Blessing Unit and seventy percent (70%) for the rest of the Properties.

            The closing of the purchase (the "Closing") is scheduled to occur on October 30, 2007, or such earlier date as we and Sellers may determine (the "Closing Date"). Although the transfer of ownership of the Assets will occur at the Closing, it will be effective as of June 1, 2007 (the "Effective Date"). Generally, the Sellers will be entitled to amounts realized from and accruing to the Assets, and shall be liable for expenditures relating to the Assets, prior to the Effective Date, and we will be entitled and liable for the same on and after the Effective Date.

            The purchase price we agreed to pay for the Assets at the Closing is $100,000,000.00 in cash (the "Purchase Price"), subject to certain adjustments set forth in the Purchase Agreement. We also agreed to assume certain obligations related to the Assets, including, without limitation, (i) obligations related to the ownership and operation of the Assets and the production and marketing of hydrocarbons allocable thereto, in each case accruing on or after the Effective Date; (ii) obligations accruing after the Effective Date under the terms of all oil and gas leases, contracts, and agreements affecting the Assets and in existence on the Effective Date; and
(iii) obligations related to the plugging, abandonment, removal, disposal, site clearance, and similar activities with respect to the Wells. We have also agreed to assume all environmental obligations and liabilities relating to the Assets (except for certain liabilities related to the off-site disposal of hazardous substances, if any), regardless of when the act, omission, or event that gives rise to the environmental liability or obligation occurred.

            On August 13, 2007, we paid a performance deposit of $2,500,000 to the Sellers (the "Performance Deposit"), which will be credited against the Purchase Price paid at the Closing. We obtained the Performance Deposit from our senior lenders pursuant to the terms of a letter agreement dated August 9, 2007 (the "Letter Agreement"), a copy of which is filed as Exhibit 99.2 hereto. Under the Letter Agreement, our senior lenders increased our borrowing base under our April 12, 2007 Credit Agreement and advanced us the $2,500,000. This advance will bear interest at the Term Loan Rate (as defined in the Credit Agreement) until such time as it is repaid. In the event that the purchase transaction contemplated by the Purchase Agreement does not occur prior to October 31, 2007, we will be required to make a prepayment of $2,300,000 on or before the Termination Date (as defined in the Letter Agreement). As consideration for advancing us the $2,500,000, we (i) agreed to pay our senior lenders a fee of $250,000 (the "Bridge Fee") and (ii) granted them seven-year warrants, exercisable for up to 260,000 shares of our common stock, at an exercise price of $0.52 per share (the closing market price on the date we executed the Letter Agreement).

            If the Sellers terminate the Purchase Agreement prior to the Closing due to our breach of or failure to perform the Purchase Agreement, or our failure to satisfy certain pre-Closing conditions, the Sellers will be entitled to retain as liquidated damages the Performance Deposit. If we terminate the Purchase Agreement prior to the Closing due to the Sellers' breach of or failure to perform the Purchase Agreement, or the Sellers' failure to satisfy certain pre-Closing conditions, we will be entitled to the return of the full amount of the Performance Deposit, and we will be entitled to seek damages from the Sellers not to exceed $2,500,000.00.

            We have engaged the consulting petroleum engineering firm of Cawley, Gillespie & Associates, Inc. ("Cawley Gillespie"), to prepare an independent reserve and economic evaluation of the Properties that will be made effective as of June 1, 2007, employ the reserve definitions and follow the reporting requirements of the SEC under applicable securities laws and regulations, and employ SEC-mandated assumptions regarding commodity prices, determined as of December 31, 2006. If the Cawley Gillespie reserve report is completed by August 23, 2007, and shows estimated total proved hydrocarbon reserves for the Sellers' net revenue interest in the Properties to be less than 40 billion cubic feet of gas equivalent, then we will have the right, exercisable no later than August 27, 2007, to terminate the Purchase Agreement. If we so terminate the Purchase Agreement, we will be entitled to the return of the Performance Deposit, less $200,000.00 to be retained by the Sellers as consideration for them taking the Assets off the market while the Cawley Gillespie reserve report is being prepared.

            The Company intends to finance the Purchase Price through the issuance of a combination of debt and a convertible instrument. There can be no assurance that we will be successful in our efforts to obtain such financing. If we fail to obtain the financing necessary to enable us to close the transaction by October 30, 2007, the Sellers will be entitled to terminate the Purchase Agreement and retain as liquidated damages the full amount of the Performance Deposit. We have agreed to pay Alan Gaines, our vice-chairman, a transaction bonus equal to 0.25% of the gross proceeds raised in such financing.

            If any Asset is damaged prior to the Closing ("Casualty Loss"), the Sellers may repair or replace the damaged Asset. If any Casualty Loss remains unrepaired at the Closing, we will purchase the damaged Asset and receive either
(i) a reduction of the Purchase Price if permitted as described in the next paragraph or (ii) an assignment from Sellers of all insurance proceeds and claims against third parities relating to the unrepaired Casualty Loss.

            The Purchase Agreement provides for a due diligence period beginning on the date the Purchase Agreement is executed and ending on September 21, 2007. As part of our due diligence, we will examine title to the Properties and Wells to identify any title defects and conduct inspections and tests on the Properties and Wells to determine whether there exist any environmental defects. Title defects and environmental defects may be asserted only the extent that (i) the value of a title defect is greater than $25,000, and (ii) the estimated cost to remediate an environmental defect exceeds $50,000. The Sellers have the option, in the event of any such defects, to cure or contest the defect or elect an appropriate adjustment to the Purchase Price at Closing. Any such defect will be deemed waived by us if we have not duly notified the Sellers of the same during the due diligence period. Regarding environmental defects, other than the express remedies provided for in the Purchase Agreement, we are acquiring the Assets in "as is, where is" condition. The Purchase Price will be reduced with respect to uncured title defects, unremedied environmental defects, and Casualty Losses if, and only the extent that, the sum of the aggregate values for all uncured title defects, plus the aggregate amounts to remediate all unremedied environmental defects, plus the aggregate amount of all Casualty Losses prior to the Closing exceeds $5,000,000.00 (the "Deductible"). Either the Sellers or we may terminate the Purchase Agreement if the sum of the aggregate values of all uncured title defects, plus the aggregate amounts to remediate all unremedied environmental defects, plus the amounts of all Casualty Losses prior to the Closing, all as finally agreed upon by the Sellers and the Company or determined by arbitration, would result in reductions to the Purchase Price, without regard to the Deductible, equal to or in excess of $15,000,000. If the Purchase Agreement is thus terminated, we will be entitled to the return of the full amount of the Performance Deposit.

      A copy of our press release dated August 15, 2007 announcing our entry into the Purchase Agreement is filed as Exhibit 99.3 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.    Description
-----------    -----------

   99.1        Purchase Agreement with DSX and the Sellers Named Therein

   99.2        Letter Agreement with our Senior Lenders

   99.3 Press Release Dated August 15, 2007 announcing Entry into Purchase Agreement

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2007

                                                    BASELINE OIL & GAS CORP.


                                                    By: /s/ Thomas Kaetzer
                                                        ------------------------
                                                        Thomas Kaetzer
                                                        Chief Executive Officer

                                  Exhibit Index

Exhibit No.    Description
-----------    -----------

   99.1        Purchase Agreement with DSX and the Sellers Named Therein

   99.2        Letter Agreement with our Senior Lenders

   99.3 Press Release Dated August 15, 2007 announcing Entry into Purchase Agreement